Exhibit 99.8

INDUSTRIAL TRIPLE NET LEASE

THIS INDUSTRIAL TRIPLE NET LEASE (this "Lease") is made and entered into by and between the Landlord named in the Basic Lease Terms, below, and the Tenant named in the Basic Lease Terms, below, to be effective as of November 17, 2021 (the “Effective Date”), as defined in the Basic Lease Terms.

W I T N E S S E T H:

The parties hereto hereby agree to the following stated “Basic Lease Terms” (herein so called), which are made part of this Lease for all purposes:

A.         “Landlord”:                   Danbury Property Company LLC

Address for Notice:       271 CR 532D

                            Hallettsville, Texas 77964

B.         “Tenant”:                          Front Line Power Construction, LLC

Address for Notice:         4202 Chance Lane

                              Rosharon, TX 77583

C.         “Premises”: That tract of land located in Brazoria County, Texas, commonly known as 4202 Chance Lane, Rosharon, TX 77583 being more particularly described on Exhibit A attached hereto and incorporated herein by reference, together with all improvements and fixtures (now or hereafter constructed) owned by Landlord from time to time thereon.

D.         “Term”: Thirty-six (36) months from the Commencement Date, plus the partial month, if any, during which the Commencement Date occurs if the Commencement Date occurs other than on the first day of a calendar month (“Initial Term”).

E.         “Commencement Date”: The Effective Date.

F.         “Base Rental”: means $10,500.00 per month.

   G.         “Security Deposit”: $0.00 subject to the terms of Paragraph 2B.

H.         “Permitted Use”: means the operation of Tenant’s electrical construction business and activities ancillary thereto, and for such other lawful purposes as may reasonably be deemed incidental to the aforesaid primary use, subject to the restrictions elsewhere herein.

The parties further hereby agree to each and all of the following terms of lease:

1.         PREMISES AND TERM. In consideration of the mutual obligations of Landlord and Tenant set forth herein, Landlord leases to Tenant, and Tenant hereby takes from Landlord, the Premises as described above, to have and to hold, subject to the terms, covenants and conditions in this Lease. The Term of this Lease shall commence on the Commencement Date hereinafter set forth and shall end at the expiration of Term. The square foot area of the Premises is not guaranteed or warranted by Landlord.

A.         General Conditions. Landlord and Tenant agree that Tenant's obligations, privileges, covenants and agreements contained in this Lease shall be operative and effective regardless of whether the Premises are ever occupied by Tenant and whether or not this Lease is fully exhibited. If Tenant fails to occupy the Premises for any reason, Tenant shall nonetheless remain obligated hereunder.

B.         Renewal Term. Tenant shall have the option to renew this Lease (“Renewal Option”), for an additional period and upon such terms and conditions to be negotiated between the parties (“Renewal Lease Term”); provided, that, Tenant provide Landlord with written notice at least ninety (90) days prior to the expiration of the Initial Term of its desire to extend the Lease. If Lessee and Lessor are not able to reach a mutually agreed upon length of the Renewal Lease Term and rent structure for the Renewal Lease Term, then this Renewal Option shall automatically terminate and the Lease shall expire on the last day of the Initial Term.

2.         BASE RENTAL; SECURITY DEPOSIT.

A.         Base Rental. Tenant agrees to pay to Landlord Base Rental as specified in the Basic Lease Terms, during the Term hereof, except that the first month's Base Rental shall be prorated based on the amount of Base Rental specified for the first actual rent-paying month of the Term (i.e., excluding any period of free or reduced monthly Base Rental, if any). The first installment for the first month's Base Rental (that is not provided as free rent or a reduced rate) shall be due and payable on the Effective Date hereof. Full monthly Base Rental installments in the amount set forth above shall be due and payable, without demand, deduction or set-off, on or before the first day of each calendar month succeeding the Commencement Date during the Term hereof. In addition to Base Rental due hereunder, all sums of money and all payments due Landlord hereunder shall be deemed to be additional “rental” owed by Tenant to Landlord for all purposes of this Lease.

B.         Security Deposit. In addition, upon written request by Landlord at any time during the Term of the Lease, Tenant agrees to deposit with Landlord the sum of the Security Deposit stated in the Basic Lease Terms, which shall be held by Landlord, without obligation for interest, as security for the performance of Tenant's obligations under this Lease, it being expressly understood and agreed that this deposit is not an advance rental deposit or a measure of Landlord's damages in case of Tenant's default. Upon each occurrence of an Event of Default, Landlord may use all or part of the deposit to pay past due rent or other payments due Landlord under this Lease, and the cost of any other damage, injury, expense or liability caused by such Event of Default without prejudice to any other remedy provided herein or provided by law. On demand, Tenant shall pay Landlord the amount that will restore the security deposit to its original amount. The security deposit shall be deemed the property of Landlord, but any remaining balance of such deposit shall be returned by Landlord to Tenant when Tenant's obligations under this Lease have been fulfilled.

3.         ADDITIONAL RENT: TAXES AND INSURANCE PAYMENTS BY TENANT.

A.         Definition of Taxes. For purposes hereof, "Taxes" shall mean and include all taxes, general and special assessments, sewer rents or charges due or levied by any governmental authority of any kind and nature that accrue against the Premises. If at any time during the Term of this Lease, there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received therefrom and/or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents from the Premises, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be deemed to be included within the term "Taxes" for the purposes hereof.

B.         Taxes on the Premises. Tenant shall pay all Taxes made against the Premises during the Term, whether payable in full upon assessment or payable in installments. Tenant shall pay in full any Taxes levied during the Term, even if the assessing authority allows payment of the Tax in installments that would extend beyond the expiration of the Term of this Lease. In the case of the calendar years during which the Term commences and during which the Term expires, all Taxes affecting the Premises shall be prorated so that Tenant shall be liable for such portion thereof as accrue during such calendar year when this Lease is in effect and Landlord shall be liable for such portion thereof as accrue during the portion of the calendar year when this Lease is not in effect. Tenant shall have the right before or after delinquency occurs of contesting, objecting to, or opposing the legality or validity of any Taxes affecting the Premises, provided that prompt notice of the contest, objection, or opposition shall be given to Landlord by Tenant at least twenty (20) days before any delinquency and provided, further, that the contest, objection, or opposition shall not be carried on or maintained after the time limit for the payment by Tenant of the obliga‐tions unless Tenant shall have duly paid the amount involved under protest or shall have procured and maintained a stay of all proceedings to enforce any collection thereof and shall also have provided for payment thereof, together with all penalties, interest, costs, and expenses, by a deposit of a sufficient sum of money with the taxing authority, a court of competent jurisdic‐tion, or such other place, if any, as shall be prescribed by applicable law or by a good and suf‐ficient undertaking as may be required or permitted by law to accomplish a stay. In the event of any such contest, objection, or opposition, Tenant agrees to pay and discharge any unpaid amounts finally determined to be due within such time period as may be required by law to avoid delinquency.

C.         Taxes on Tenant's Property. During the Term hereof, Tenant shall pay prior to delinquency all Taxes assessed against and levied upon fixtures, furnishings, equipment and all other personal property of Tenant contained in the leased Premises, and when possible, Tenant shall cause said fix‐tures, furnishings, equipment and other personal property to be assessed and billed separately from the real property of Landlord. In the event any or all of the Tenant's fixtures, furnish‐ings, equipment and other personal property shall be assessed or taxed with the Landlord's real property, then Tenant shall pay to Landlord Tenant's share of such taxes within twenty (20) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant's property.

D.         Insurance Premiums. Tenant shall pay all insurance premiums for the insurance policies and coverages required pursuant to Paragraph 9 hereof. If Tenant should fail to obtain or maintain such coverages at any time during the Term, Landlord may, but shall not be obligated to, obtain such insurance policies and coverages at Tenant’s expense, but providing coverage for Landlord only, and charge the cost thereof to Tenant as additional rental under this Lease, due from Tenant to Landlord on demand.

E.         Net Lease; Utilities Paid By Tenant. Tenant shall pay all costs and charges for operation of the Premises, including, but not limited to, all utility services to the Premises, and shall arrange for all utility connections in its own name and the making of any required utility deposits. It is the intention of the parties that this Lease is an “absolute net” lease to the Landlord, such that the monthly Base Rental of Landlord is received free of any costs associated with the Premises other than (i) Landlord’s mortgage indebtedness, if any, and (ii) Landlord’s limited repair obligations hereunder, and that all other costs and expenses whatsoever relating to the ownership, operation, maintenance, insuring, licensing, or use of the Premises shall be borne by Tenant. All obligations and responsibilities of Tenant under the terms of this Lease shall be carried out by Tenant at its sole cost and expense.

F.         Survival. The provisions of this Paragraph 3 shall survive the expiration of the Term of this Lease, until taxes for the final year are adjusted between the parties.

4.         LANDLORD'S REPAIRS.

A.         Roof, Foundation and Exterior Walls. Landlord, at its own cost and expense, shall maintain only the roof, foundation and the structural soundness of the exterior walls of the building comprising a part of the Premises, in a reasonable state of repair, at least equivalent to that existing on the Effective Date hereof, reasonable wear and tear and damage by the fault of Tenant or its employees, agents, representatives, customers, suppliers, contractors or invitees excluded. The term "exterior walls" as used herein shall not include, without expanding its meaning and without limitation as to items not included in such term, the following: windows, glass or plate glass; doors (including, without limitation, rollup doors); mechanical, electrical, plumbing, crane or other systems or equipment (whether or not located in or attached to exterior walls); exterior signs; and special store fronts or office entries. Tenant shall immediately give Landlord written notice of any required repairs to structural elements that Landlord is required to repair, after which Landlord shall have reasonable opportunity to repair the same. Landlord's obligation to maintain the specified structural items shall be limited solely to the cost of such repairs or maintenance, Tenant hereby expressly waiving and releasing any and all other claims relating thereto.

B.         Landlord's Option to Perform Other Repairs. Landlord reserves the right to perform the repair obligations that are otherwise Tenant's responsibility under Paragraph 5A, in which event, Tenant shall be liable for the cost and expense incurred by Landlord in connection therewith, and such sums shall be payable by Tenant to Landlord as additional rent hereunder upon demand.

5.         TENANT'S REPAIRS.

A.         Tenant's Repairs. Tenant, at its own cost and expense, shall, except for those structural items specifically required to be maintained by Landlord under Paragraph 4A hereof (subject to the requirements therein for Tenant to repair the same if the damage is caused by Tenant’s fault) (i) maintain and repair all parts of the Premises and keep them in good, safe, operating condition or, if better, the condition that exists on the Effective Date hereof, (ii) promptly make all necessary repairs and replacements to the Premises and the systems serving the Premises, including, but not limited to, windows, glass and plate glass doors, any special office entry, interior walls and finish work, doors and floor covering, downspouts, gutters, heating and air conditioning systems, mechanical systems, electrical systems, crane systems, rail spurs, dock boards, truck doors, dock bumpers, paving, plumbing work and fixtures, sewer lines, as necessary to keep the Premises and facilities in good, safe, operating condition or, if better, the condition that exists on the Effective Date hereof, (iii) provide termite and pest extermination as needed to keep the Premises free from insect and/or rodent infestations, (iv) provide for regular removal of Tenant's trash and debris, and proper disposal thereof in a licensed waste facility, and other cleaning and upkeep so as to keep the Premises in a neat and reasonably clean and sanitary condition, (v) keep the parking areas, driveways and alleys surrounding or adjacent to the Premises in a clean, safe and sanitary condition free of all refuse, debris, equipment and other materials of Tenant, its employees, agents, contractors, invitees and licensees, and (vi) if Tenant desires railroad spur track service and the same is available at the Premises, pay the entirety of the cost of the obtaining and maintenance of any spur track servicing the Premises (provided, however, that no rail spur service will be connected to the Premises except with Landlord’s prior written approval, which shall not be unreasonably withheld, subject to such terms, conditions and requirements as Landlord may specify).

B.         Maintenance Contracts. At Tenant’s expense, Tenant shall enter into a maintenance agreement for the HVAC systems serving the Premises, with a licensed HVAC service company approved by Landlord, for the complete Term of this Lease, and if the Premises is served by overhead crane(s), private utility systems, private drainage or storm water control systems, and/or fire alarm or fire control or protection systems, whether installed by Landlord or Tenant, also a maintenance agreement with a service contractor acceptable to Landlord for the standard manufacturer suggested maintenance and repair of such systems during the entire Term of this Lease. Tenant will obtain and promptly provide to Landlord copies of the above-referenced maintenance contracts and an annual certificate of inspection with respect to any fire alarm or fire control/suppression system installed in or upon the Premises. Within five (5) business days after Landlord’s request, Tenant will provide evidence of the actual occurrence of maintenance of such systems by such contractors, in terms of certificates from the vendor showing dates of visits, services performed and work deferred or pending.

6.    ALTERATIONS. Tenant shall not make any alterations, additions, or improvements to the Premises without the prior written consent of Landlord. Tenant, at its own cost and expense, may erect such shelves, bins, machinery and trade fixtures as it desires provided that (a) such items do not overload or damage the same; (b) such items may be removed without injury to the Premises; and (c) the construction, erection or installation thereof complies with all applicable governmental laws, ordinances, regulations and with Landlord's specifications and requirements. All alterations, additions, improvements and partitions erected by Tenant shall be and remain the property of Tenant during the Term of this Lease. All shelves, bins, machinery and trade fixtures installed by Tenant shall be removed on or before the earlier to occur of the date of termination of this Lease or vacating the Premises, at which time Tenant shall restore the Premises to their original condition. Unless otherwise agreed in advance, any Tenant improvements to the Premises will become part of the Premises upon installation and will remain in place at the expiration of the Term upon receipt of verification of good and workmanlike completion of all such work in compliance with Landlord’s approvals and all applicable legal requirements, receipt of final lien waivers and bills paid affidavits from all contractors, and expiration of all applicable lien periods without the filing of any claim for mechanic’s or materialman’s lien. All improvements shall have the prior written approval of Landlord, and shall be performed by a reputable construction company approved in writing by Landlord, and who shall carry such insurance and meet such other requirements as Landlord shall specify. All invoices for improvements shall be available for inspection by Landlord. If any improvement work by Tenant (or its contractors) is work that will be covered up by the finish work involved in the particular project (i.e., electrical wiring or plumbing to be covered by finished walls, etc.), that will not be readily subject to inspection upon completion of the finish work, then before the finish work is added Tenant must (i) have all inspections required by the City, County or other agency with jurisdiction performed without violation noted, (ii) obtain inspection of such to-be-covered work by an independent third-party architect who shall document such inspection, and (iii) before performing the finish work that will cover such other work, notify Landlord in writing at least three (3) business days before commencement of the finish work to allow Landlord, if it so desires for its own protection, to inspect such to-be-covered work. All alterations, installations, removals and restoration shall be performed in a good and workmanlike manner so as not to damage or alter the primary structure or structural qualities of the building comprising a part of the Premises and other improvements situated on the Premises. No alterations contemplated by Tenant to the building comprising a part of the Premises or Premises will in any way be a condition to the occurrence of the Commencement Date or commencement of Tenant’s rental payment obligations hereunder.

7.         SIGNS. Any signage Tenant desires for the Premises shall be subject to Landlord's prior written approval. Tenant shall repair, paint, and/or replace the building fascia surface to which its signs are attached upon vacation of the Premises, or the removal or alteration of its signage. Tenant shall not (i) make any changes to the exterior of the Premises, (ii) install any exterior lights, decorations, balloons, flags, pennants, banners or painting, or (iii) erect or install any signs, windows or door lettering, placards, decorations or advertising media of any type which can be viewed from the exterior of the Premises, without Landlord's prior written consent.

8.         UTILITIES. Landlord agrees to provide normal water, electricity, and telephone service connections (but not telephone systems or equipment, which Tenant shall provide at its own sole cost) to the Premises as they currently exist, which shall hereafter be maintained by Tenant. Tenant shall connect in its own name and pay for all water, gas, heat, light, power, telephone, sewer, sprinkler charges and other utilities and services used on or at the Premises, and shall furnish all electric light bulbs, ballasts, and tubes. All telephone service for Tenant shall be connected at Tenant's cost and in a manner such that Tenant shall be separately and directly billed therefor. Landlord shall not be liable for any interruption or failure of any such utility service on or serving the Premises.

9.         INSURANCE.

A.         Tenant’s Insurance. Throughout the Term of this Lease, Tenant will secure and maintain, at Tenant's expense:

(i)         Property. Causes of loss – special form (formerly “all risk”) property insurance (including extra expense insurance) on all of Tenant's fixtures and personal property in the Premises, and on all alterations, additions and improvements, all for the full replacement cost thereof. Tenant will use the proceeds from such insurance for the replacement of fixtures and personal property and for the restoration of any such alterations, additions or improvements as set forth in Paragraph 10. Landlord will be named as loss payee as respects its interest in any such alterations, additions, or other improvements.

(ii)         Workers’ Compensation; Employers Liability. Workers compensation and employers liability insurance. Workers compensation insurance in statutory limits will be provided for all employees. The employers liability insurance will afford limits not less than $500,000.00 per accident, $500,000.00 per employee for bodily injury by disease, and $500,000.00 policy limit for bodily injury by disease.

(iii)         Liability. Commercial general liability insurance which insures against claims for bodily injury, personal injury, advertising injury, and property damage based upon, involving, or arising out of the use, occupancy, or maintenance of the Premises. Such insurance will afford, at a minimum, the following limits:

Each Occurrence         $1,000,000.00

General Aggregate         2,000,000.00

Products/Completed Operations Aggregate         2,000,000.00

Personal and Advertising Injury Liability         1,000,000.00

Medical Payments         5,000.00

Any general aggregate limit will apply on a per-location basis.

Such insurance will name Landlord, its trustees and beneficiaries, Landlord's mortgagees, Landlord's managing agent, Landlord's advisor, and their respective officers, directors, agents and employees, as additional insureds (the "Required Additional Insureds").

This coverage must include blanket contractual liability, broad form property damage liability, and must contain an exception to any pollution exclusion which insures damage or injury arising out of heat, smoke, or fumes from a hostile fire. Such insurance must be written on an occurrence basis and contain a standard separation of insureds provision.

(iv)         Auto. Business auto liability which insures against bodily injury and property damage claims arising out of the ownership, maintenance, or use of "any auto." A minimum of a $1,000,000.00 combined single limit per accident will apply. The provisions of this Paragraph 9.A(v) will apply only to automobiles owned by or leased to Tenant, and will not apply to automobiles owned by or leased to officers or employees of Tenant.

(v)         Umbrella. Umbrella excess liability insurance, on an occurrence basis, that applies excess of required commercial general liability, business auto liability, and employers liability policies, which insures against bodily injury, property damage, personal injury and advertising injury claims with the following minimum limits:

Each Occurrence         $1,000,000.00

Annual Aggregate         1,000,000.00

These limits must be in addition to and not including those stated for underlying commercial general liability, business auto liability, and employers liability insurance. Such policy must name the Required Additional Insureds as additional insureds.

(vi)         Alterations; Moving. Tenant will provide to Landlord endorsements of paid-up commercial general liability insurance in the amount of not less than $1,000,000.00 and otherwise reasonably satisfactory to Landlord from (i) Tenant's contractors before performing any initial leasehold improvements pursuant to any work letter attached to this Lease, and as provided in Paragraph 6 before performing any Tenant-made alterations; and (ii) Tenant's mover respecting moving into and moving out of the Premises, before Tenant moves into or out of the Premises. All insurance coverage to be provided by Tenant's contractors or movers must comply with the general insurance requirements set forth below. All such insurance must (1) include the Required Additional Insureds as additional insureds; and (2) be considered primary insurance.

(vii)         General insurance requirements. All policies required to be carried by Tenant and Tenant’s contractors and movers hereunder must be issued by and binding upon an insurance company licensed to do business in the state in which the property is located with a rating of at least "A-" "VIII" or better as set forth in the most current issue of Best's Key Rating Guide, unless otherwise approved by Landlord. Tenant will not do or permit anything to be done that would invalidate the insurance policies required. The insurance that Tenant is required to carry under this Paragraph 9.A may be held under a blanket policy.

Liability insurance maintained by Tenant and Tenant’s contractors and movers will be primary coverage without right of contribution by any similar insurance that may be maintained by Landlord. Tenant’s liability insurance deductibles may not exceed $0.00, and Tenant’s property insurance deductibles may not exceed $5,000.00.

Endorsements, acceptable to Landlord, evidencing the existence and amount of each liability insurance policy required hereunder and Evidence of Property Insurance Form, Acord 27, evidencing property insurance as required will be delivered to Landlord prior to delivery or possession of the Premises and ten days prior to each renewal date. Endorsements for each policy shall show that the Required Additional Insureds are included as additional insureds on liability policies (except employer's liability). The Evidence of Property Insurance Form will name Landlord as loss payee for property insurance as respects Landlord's interest in improvements and betterments. Further, the endorsements must include that for each policy whereby the insurer agrees not to cancel or non-renew the policy, or reduce the coverage below the limits required in this Lease, without at least thirty (30) days' prior notice to Landlord and Landlord's managing agent.

If Tenant fails to provide evidence of insurance required to be provided by Tenant hereunder, prior to commencement of the Term and thereafter during the Term, within ten (10) days following Landlord's request thereof, and ten (10) days prior to the expiration date of any such coverage, Landlord will be authorized (but not required) to procure such coverage in the amount stated with all costs thereof to be chargeable to Tenant, plus an eighteen percent (18%) service charge, and payable upon written invoice thereof.

The limits of insurance required by this Lease, or as carried by Tenant, will not limit the liability of Tenant or relieve Tenant of any obligation thereunder, except to the extent provided for under Paragraph 9.C below (Waiver of Claims; Waiver of Subrogation). Any deductibles selected by Tenant will be the sole responsibility of Tenant.

Landlord may, at its sole discretion, change the insurance policy limits and forms which are required to be provided by Tenant; such changes will be made to conform to common insurance requirements for similar properties in similar geographic locations. Landlord will not change required insurance limits or forms more often than once per calendar year.

B.         Landlord's Insurance. Landlord agrees to maintain during the Term "all-risk" insurance on the Premises at replacement cost, excluding foundations and excluding the items which Tenant is required to insure under Paragraph 9A(i).

C.         Waiver of Claims; Waiver of Subrogation. To the extent permitted by law, Tenant waives all claims it may have against Landlord, its managing agents or employees for damage to property sustained by Tenant or any occupant or other person resulting from the Premises any part of said Premises becoming out of repair or resulting from any accident within or adjacent to the Premises or resulting directly or indirectly from any act or omission of Landlord or any occupant of the Premises or any other person while on the Premises to the extent such claim is or would be covered by any insurance that Tenant is required under Paragraph 9A(i) to carry, regardless of cause or origin. The waiver in this grammatical paragraph will also apply as to the amount of any deductible under Tenant's insurance. Particularly, but not in limitation of the foregoing sentence, all property belonging to Tenant or any occupant of the Premises that is in the Premises will be there at the risk of Tenant or other person only, and Landlord or its agents or employees will not be liable for damage to or theft of or misappropriation of such property, nor for any damage to property resulting from fire, explosion, flooding of basements or other subsurface areas, falling plaster, steam, gas, electricity, snow, water or rain which may leak from any part of the Premises or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or from any other place or resulting from dampness or any other cause whatsoever, nor for any latent defect in the Premises, to the extent that such claim is or would be covered by any insurance that Tenant is required under Paragraph 9A(i) to carry. Tenant will give prompt notice to Landlord in accordance with Paragraph 10 in case of fire or accidents in the Premises or of defects therein or in the fixtures or equipment.

Tenant agrees to include in the insurance policies which Tenant is required by this Lease to carry in accordance with Paragraphs 9A(i) and 9A(ii), to the fullest extent permitted by law, a waiver of subrogation against Landlord and Landlord's managing agent.

Landlord will not be required to maintain insurance against thefts within the Premises or any complex within which the Premises is located.

10.         FIRE AND CASUALTY DAMAGE.

A.         Major Casualty. If the building on the Premises should be damaged or destroyed by fire or other peril, Tenant shall immediately give written notice thereof to Landlord. If the building on the Premises is totally or substantially destroyed by any peril covered by the insurance to be provided by Landlord under Paragraph 9A, above, or if it should be so damaged thereby that, in Landlord's estimation, rebuilding or repairs cannot be completed within two hundred seventy (270) days after the date of such damage, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective upon the date of the occurrence of such damage. Notwithstanding such termination, Tenant shall remain liable to pay Landlord all rent and other sums accrued under this Lease prior to such termination plus prorata rent for any partial occupancy between the date of the casualty and the date of the termination notice or Tenant's vacating of the Premises, whichever is later.

B.         Lesser Casualty. If the building on the Premises is damaged by any peril covered by the insurance to be provided by Landlord under Paragraph 9A above, and in Landlord's estimation, rebuilding or repairs can be substantially completed with the available insurance proceeds within two hundred seventy (270) days after the date of such damage, Landlord may elect to terminate this Lease without further liability by giving written notice thereof to Tenant within sixty (60) days after the occurrence of such casualty. If Landlord fails to give such notice, this Lease shall not terminate, and Landlord shall restore the Premises to substantially its previous condition, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements that may have been constructed, erected or installed in, or about the Premises by or for the benefit of Tenant. If such repairs and rebuilding have not been substantially completed within two hundred and seventy (270) days after the date of such damage, Tenant, as Tenant's sole and exclusive remedy, may terminate this Lease by delivering written notice of termination to Landlord in which event the future accruing rights and obligations of the parties hereunder shall cease and terminate.

C.         Insufficient Insurance Proceeds. Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises requires that the insurance proceeds be applied to such indebtedness, or the insurance proceeds for any reason are insufficient to rebuild, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within sixty (60) days after the event of the casualty (or within fifteen 15 days after such mortgagee makes requirement known to Landlord), whereupon all future accruing rights and obligations of the parties hereunder shall cease and terminate.

11.    LIABILITY AND INDEMNIFICATION. Tenant hereby agrees to indemnify, defend and hold harmless Landlord, its agents, employees, officers, directors, shareholders, beneficiaries, representatives, Mortgagees, affiliates and related parties, from and against any and all losses, damages, judgments, liabilities, penalties, fines, debts, actions, suits, proceedings, causes of action, costs, fees and expenses, including, without limitation, costs of court, defense costs and reasonable attorneys' fees (“Claims or Losses”) suffered or incurred by Landlord or any such indemnified party, or asserted or claimed against Landlord or any such indemnified party arising out of or in connection with the use, occupancy, operation or improvement of the Premises, from whatever source or for whatever reason, including claims of personal injury, bodily injury (including death) and property damage. THE FOREGOING INDEMNITY SHALL APPLY WHETHER OR NOT SUCH CLAIM OR LOSS IS BASED OR ALLEGED TO BE BASED ON A NEGLIGENT ACT OR OMISSION (INCLUDING, WITHOUT LIMITATION, FAILURE OR REFUSAL TO ENFORCE OR MONITOR TENANT’S COMPLIANCE WITH ANY TERM OF THIS LEASE) BY LANDLORD OR ANY OF THE PARTIES INDEMNIFIED HEREUNDER. Notwithstanding the foregoing, however, it is agreed that (A) as to Landlord, this indemnity shall not apply to Claims or Losses arising solely from (i) the active negligence (as opposed to alleged negligence by omission or inaction) of any agent, employee or representative of Landlord while physically on the Premises acting in the course and scope of his or her agency or employment, or (ii) Landlord’s gross negligent failure to make repairs that are Landlord’s responsibility pursuant to Paragraph 4 hereof, following receipt of notice from Tenant identifying such repairs, and (B) as to any other indemnified party, Tenant’s indemnity of that party shall not apply to that party's own affirmative acts of negligence or intentional misconduct while such party is physically on the Premises. Notwithstanding anything to the contrary or apparent contrary elsewhere herein, Tenant's indemnity in this Paragraph shall, as to events or occurrences prior to the later of termination of this Lease or Tenant's vacating of the Premises, survive expiration or termination of this Lease for any reason.

12.         USE. The Premises shall be used only for the Permitted Use as defined in the Basic Lease Terms. Tenant shall, at its own cost and expense, obtain any and all licenses and permits necessary for such use. Tenant shall comply with all governmental orders and directives for the correction, prevention and abatement of nuisances in or upon, or connected with, the Premises, all at Tenant's sole expense. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the Premises, nor take any other action that would constitute a nuisance or would disturb, unreasonably interfere with, or endanger Landlord, or any owners or occupants of adjacent or nearby property, or the contents of the Premises. Tenant shall further be responsible and liable for the safe and proper operation of any and all equipment within the Premises, and shall be responsible for any training necessary for said safe and proper operation of such equipment. Any liabilities resulting from the unsafe operation of said equipment shall be the sole responsibility of Tenant. Tenant shall indemnify, hold harmless and defend Landlord in any and all claims resulting from the use of this or any other type of equipment on the Premises, without limitation of any other indemnity contained in this Lease.

13.         INSPECTION. Landlord and Landlord's agents and representatives shall have the right for its own protection, but not the obligation, to enter the Premises at any reasonable time during business hours, to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease. During the period that is six (6) months prior to the end of the Term hereof and at any time Tenant is in default, Landlord and Landlord's representatives may enter the Premises during business hours for the purpose of showing the Premises, and shall have the right to erect a suitable sign on the Premises stating the Premises are available for lease. Landlord may erect a sign at any time offering the Premises for sale (provided that any sale is subject to the remaining Term of this Lease and any purchase option or right of refusal, if any, contained in this Lease). Tenant shall notify Landlord in writing at least thirty (30) days prior to vacating the Premises and shall arrange to meet with Landlord for a joint inspection of the Premises prior to vacating. If Tenant fails to give such notice or to arrange for such inspection, then Landlord's inspection of the Premises shall be deemed correct for the purpose of determining Tenant's responsibility for repairs and restoration of the Premises.

14.         ASSIGNMENT AND SUBLETTING.

A.         No Assignment or Subletting. Tenant shall not have the right to assign, sublet, transfer or encumber this Lease, or any interest therein, without the prior written consent of Landlord. Any attempted assignment, subletting, transfer or encumbrance by Tenant in violation of the terms and covenants of this Paragraph shall be void. Any assignee, sublessee or transferee of Tenant's interest in this Lease (all such assignees, sublessee and transferees being hereinafter referred to as "Transferees"), by assuming Tenant's obligations hereunder, shall assume liability to Landlord for all amounts paid to persons other than Landlord by such Transferees in contravention of this Paragraph. Any excess consideration of any kind paid to Tenant (or any Tenant-related party) by any sublessee or assignee approved by Landlord hereunder, in excess of the rents (month by month in the case of a sublet or in a lump sum in case of an assignment) provided for herein, shall constitute additional rent due by Tenant to Landlord contemporaneously with receipt thereof by Tenant (or its related party). No assignment, subletting or other transfer, whether consented to by Landlord or not or permitted hereunder, shall ever relieve Tenant of its liability, which it agrees with be joint and several with the liability of any assignee and primary and continuing in the event of any sublease, for all obligations of "Tenant" hereunder. If an Event of Default occurs while the Premises or any part thereof are assigned or sublet, then Landlord, in addition to any other remedies herein provided, or provided by law, may collect directly from such Transferee all rents payable to Tenant and apply such rent against any sums due Landlord hereunder. No such collection shall be construed to constitute a novation or a release of Tenant from the further performance of Tenant's obligations hereunder. For the avoidance of doubt, any change of control of the ownership or voting control of Tenant or Tenant’s ultimate parent shall be deemed to be a transfer of this Lease requiring the prior written consent of Landlord.

B.         Assignment in Bankruptcy. If this Lease is assigned to any person or entity pursuant to the provision of the Bankruptcy Code, 11 U.S.C. §101 et seq. (the "Bankruptcy Code"), any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and be promptly paid or delivered to Landlord.

C.         Deemed Assumption by Transferee in Bankruptcy; Assurance of Future Performance. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed, without further act or deed, to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall upon demand execute and deliver to Landlord an instrument confirming such assumption, and shall provide Landlord with adequate assurance of such assignee's future performance in such form (including full cash-collateralization) as Landlord may specify.

15.         CONDEMNATION. If there shall be taken by exercise of the power of eminent domain during the Term of this Lease any part of the Premises, then Landlord may elect either to terminate this Lease and all future obligations of the parties hereunder, or to continue this Lease in effect. If Landlord elects to continue the Lease, the rental shall be reduced in pro‐portion to the area of the Premises so taken and Landlord shall repair any damage to the Premises or the building resulting from such tak‐ing. All sums awarded or agreed upon between Landlord and the condemning authority for the taking of the interest of Landlord or Tenant in the Premises, whether as damages or as compensation, shall be the property of Landlord, and Tenant hereby assigns to Landlord any right of Tenant therein or claim of Tenant thereto. If Landlord elects to terminate this Lease, rental shall be payable up to the date that possession is taken by the condemning authority, and Landlord will refund to Tenant any prepaid unaccrued rent less any sum then owing by Tenant to Landlord.

16.         HOLDOVER. If Tenant should remain in possession of the Premises after the expiration or termination of this Lease, without the execution by Landlord and Tenant of a new lease, then Tenant shall be deemed to be occupy‐ing the Premises as a tenant‑at‑sufferance subject to all the cove‐nants and obligations of this Lease, and shall pay daily Base Rental equal to 150% of the amount of the sum of the daily Base Rental most recently in effect, for the entire holdover period (and shall continue to pay all other payments required hereunder in addition to such Base Rental). No holding over by Tenant after the Term of this Lease without the written consent of Landlord shall operate to extend the Lease for a longer period than one (1) month, and any holding over with the consent of Landlord in writing (unless a different term is specified therein) shall thereafter consti‐tute this Lease a lease from month to month.

17.         EXCLUSIVE COVENANT OF QUIET ENJOYMENT. Upon payment by Tenant of the rents provided for in this Lease, and upon the observance and performance of all the covenants, terms and conditions on Tenant's part to be observed and performed, Tenant shall, subject to the terms and provisions of this Lease, peaceably and quietly hold and enjoy the Premises for the Term here‐by demised, against any and all interference therewith (i) by the affirmative acts of Landlord, its employees or agents, and (ii) against any person who may claim superior title to the Premises by, through or under Landlord, but not otherwise. Landlord shall under no circumstances be held responsible for restriction or disruption of access to the Premises or any part thereof from public streets caused by con‐struction work or other actions taken by or on behalf of governmental authorities, or for actions taken by other tenants (their employees, agents, visitors, contractors or invitees), or any other cause not entirely within Landlord's direct control, and same shall not constitute a constructive eviction of Tenant or give rise to any right or remedy of Tenant against Landlord of any nature or kind. This covenant of quiet enjoyment is in lieu of any covenant of quiet enjoyment provided or implied by law, and Tenant expressly waives any such other covenant of quiet enjoyment to the extent broader than the covenant contained in this Paragraph.

18.         EVENTS OF DEFAULT. The following events (herein individually referred to as an "Event of Default") each shall be deemed to be events of nonperformance by Tenant under this Lease:

A.         Payment Default. Tenant shall fail to pay any installment of the rent herein reserved when due, or any other payment or reimbursement to Landlord required herein when due, and such failure shall continue for a period of five (5) days from the date such payment was due.

B.          Insolvency; Voluntary Proceedings; Etc. Tenant shall (i) become insolvent; (ii) admit in writing its inability to pay its debts; (iii) make a general assignment for the benefit of creditors; (iv) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property; or (v) take any action to authorize or in contemplation of any of the actions set forth above in this Paragraph.

C.         Involuntary Proceedings. Any case, proceeding or other action against Tenant shall be commenced seeking (i) to have an order for relief entered against it as a debtor or to adjudicate it as bankrupt or insolvent; (ii) reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors; (iii) appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action (a) results in the entry of an order for relief against it which it is not fully stayed within seven (7) business days after the entry thereof, or (b) shall remain undismissed for a period of forty-five (45) days.

D.         Vacating of Premises or Removal of Property. Tenant shall (i) vacate all or a substantial portion of the Premises or (ii) fail to continuously operate its business at the Premises for the permitted use set forth herein, whether or not Tenant is in default of the rental payments due under this Lease, or remove or attempt to remove all or any material part of its equipment or machinery from the Premises prior to the last thirty (30) days of the Term hereof.

E.         Violation of Use Restrictions. Tenant shall violate any of the use restrictions herein.

F.         Hazardous Materials. Either (a) Tenant allows Hazardous Materials on the Premises that are not released into or on the Premises, but which are not allowed by the terms of this Lease, and such materials either (i) are not removed from the Premises and disposed of off-site in a lawful manner within ten (10) days after written notice or demand by Landlord on Tenant, or (ii) are allowed on the Premises after repeated previous occasions (three or more previous occasions) on which Landlord gave Tenant written notice to remove the same (whether or not they were removed on the prior occasions), or (b) any release of Hazardous Material in or upon the Premises or adjacent or nearby property is caused or allowed by Tenant and such contamination cannot be or is not cleaned up to the satisfaction of governmental authorities with jurisdiction and Landlord within fifteen (15) days after written notice from Landlord to Tenant.

G.         Legal Violations. Tenant violates any applicable legal requirement that is its responsibility to comply with herein to the extent that, as a result thereof, Landlord or its property management agent (if any) can be held liable for any fine, penalty, assessment, or enforcement action interfering with the operation of the Premises or Landlord’s other properties by or of any governmental authority or agency, or to the extent that any mortgage lienholder is entitled to accelerate the indebtedness secured by the Premises, and such violation is not fully remedied and cured by Tenant within ten (10) days after written notice thereof is given to Tenant by Landlord (if such consequences exist and notice is given by Landlord to Tenant under this paragraph G., rather than paragraph I. below, Landlord will specify in its notice to Tenant that notice is being given under this clause and shall specify the reason that the default by Tenant is of a nature covered by this paragraph).

H.         Failure to Obtain Lien Release. Tenant shall fail to discharge any lien placed upon the Premises the removal of which is Tenant’s responsibility under Paragraph 21 hereof within ten (10) days after any such lien or encumbrance is filed against the Premises.

I.         Failure to Comply With Other Covenants. Tenant shall fail to comply with any term, provision or covenant of this Lease (other than those listed above in this Paragraph 18), and shall not cure such failure within twenty (20) days after written notice thereof given by Landlord to Tenant.

19.         REMEDIES.

A.         Termination, Repossession, Discontinuance of Services. Upon each occurrence of an Event of Default, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand:

(1)         Terminate this Lease and hold Tenant liable for anticipatory breach damages and all past-due amounts called for hereunder; and/or

(2)         Enter upon and take possession of the Premises with or without terminating this Lease, and with or without judicial process; and/or

(3)         Discontinue supplying any one or more utility services to Tenant; and/or

(4)         Alter all locks and other security devices at the Premises with or without terminating this Lease, and pursue, at Landlord's option, one or more remedies pursuant to this Lease, Tenant hereby specifically waiving any state or federal law to the contrary.

In any such event, Tenant immediately shall deliver up the Premises to Landlord, and if Tenant fails so to do, Landlord, without waiving any other remedy it may have, may enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying such Premises or any part thereof, without being liable for prosecution or any claim of damages therefor.

B.         Certain Damages Upon Termination. If Landlord terminates this Lease, at Landlord's option, Tenant shall be liable for and shall pay to Landlord, the sum of all rental and other payments owed to Landlord hereunder accrued to the date of such termination, plus any holdover rent due, plus, as damages, an amount equal to (1) the present value of the total rental and other payments owed hereunder for the remaining portion of the Term, calculated as if such Term expired on the date set forth in Paragraph 1, less (2) the then present actual net fair market rental value of the Premises for such period, taking into account costs of reletting, periods of vacancy prior to reletting, periods of vacancy for preparation of the Premises for occupancy by a new tenant, increases in base year expenses of Landlord, and other relevant market factors. Landlord may, at its option, elect to liquidate damages for lost rent as a result of such breach at sixty percent (60%) of the rent for the remainder of the stated Term.

C.         Right to Collect Deficiency if Lease Not Terminated. If Landlord repossesses the Premises without terminating the Lease, Tenant, at Landlord's option, shall be liable for and shall pay Landlord on demand all rental and other payments owed to Landlord hereunder, accrued to the date of such repossession, plus in a lump sum of accelerated rents all amounts required to be paid by Tenant to Landlord until the date of expiration of the Term as stated in Paragraph 1, diminished by all amounts actually received by Landlord through re-letting of the Premises during such remaining Term (but only to the extent of the rent herein reserved) or, to the extent such case goes to trial before the end of the Term, then the net fair market rental value of the Premises (as defined above) for the remainder of the stated Term for which no replacement lease has been executed. At Landlord's option, Landlord may collect the rental deficiencies periodically as they accrue, in lieu of accelerating rents. Actions to collect amounts due by Tenant to Landlord under this subparagraph may be brought from time to time, on one or more occasions, without the necessity of Landlord's waiting until expiration of the Term.

D.         Other Damages. Upon an Event of Default, in addition to any sum provided to be paid herein, Tenant also shall be liable for and shall pay to Landlord (i) brokers' fees incurred by Landlord in connection with re-letting the whole or any part of the Premises; (ii) the costs of removing and storing Tenant's or other occupant's property; (iii) the costs of repairing, altering, remodeling or otherwise putting the Premises into condition acceptable to a new lessee or lessees; and (iv) all costs and expenses incurred by Landlord in enforcing or defending Landlord's rights and/or remedies. If either party hereto institutes any action or proceeding to enforce any provision hereof by reason of any alleged breach of any provision of this Lease, the prevailing party shall be entitled to receive from the losing party all reasonable attorney's fees and all court costs incurred in connection with such proceeding.

E.         Right to Change Locks. In the event that Landlord is entitled to change the locks at the Premises pursuant to any of the foregoing provisions, Tenant agrees that entry may be gained for that purpose through use of a duplicate or master key or any other peaceable means, that same may be conducted out of the presence of Tenant if Landlord so elects, that no notice shall be required to be posted by Landlord on any door to the Premises (or elsewhere) disclosing the reason for such action or any other information, and that Landlord shall not be obligated to provide a key to the changed lock to Tenant unless Tenant shall have first:

(1)         brought current all payments due to Landlord under this Lease; provided, however, that if Landlord has theretofore formally and perma‐nently repossessed the Premises by notice pursuant to the terms of this Lease, or has terminated this Lease by notice pursuant to the terms hereof, then Landlord shall be under no obligation to provide a key to the new lock(s) to Tenant regardless of Tenant's payment of past‑due rent or other past‑due amounts, damages, or any other payments or amounts of any nature or kind whatsoever;

(2)         fully cured and remedied to Tenant's satisfaction all other defaults of Tenant under this Lease (but if such defaults are not sub‐ject to cure, such as early abandonment or vacating of the Premises, then Landlord shall not be obligated to provide the new key to Tenant under any circumstances); and

(3)         given Landlord security and assur‐ance reasonably satisfactory to Landlord that Tenant intends to and is able to meet and comply with its future obligations under this Lease, both monetary and non‑monetary.

Landlord will, upon written request by Tenant, at Landlord's convenience and upon Tenant's execution and delivery of such waivers and indemnifications as Landlord may require, at Landlord's option either (i) escort Tenant or its specifically authorized employees or agents to the Premises to retrieve personal belongings and effects of Tenant's employees (as opposed to property which is an asset of Tenant), and property of Tenant that is not subject to the landlord's liens and security interests described in Paragraph 25, below, or (ii) obtain from Tenant a list of such property described in (i), above, and arrange for such items to be removed from the Premises and made available to Tenant at such place and at such time in or about the Premises or such other location as Landlord may designate; provided, however, that if Landlord elects option (ii), then Tenant shall be required to deliver to Landlord such waivers and indemnifications as Landlord may require in connection therewith, and pay in cash in advance to Landlord (A) the estimated costs that Landlord will incur in removing such property from the Premises and making same available to Tenant at the stip‐ulated location, and (B) all moving and/or storage charges theretofore incurred by Landlord with respect to such property.

F.         Late Charge. In the event Tenant fails to make any payment due hereunder when payment is due, to help defray the additional cost to Landlord for processing such late payments, Tenant shall pay to Landlord on demand a late charge in an amount equal to five percent (5%) of such installment; and the failure to pay such amount within ten (10) days after demand therefor shall be an additional Event of Default hereunder. The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner.

G.         Cumulative Remedies; No Implied Waiver. Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Premises by Landlord, whether by agreement or by operation of law, it being understood that such surrender can be effected only by the written agreement of Landlord and Tenant. Tenant and Landlord further agree that forbearance by Landlord to enforce its rights pursuant to the Lease at law or in equity, shall not be a waiver of Landlord's right to enforce one or more of its rights in connection with any subsequent default.

H.         Use or Disposition of Tenant's Property. If Landlord repossesses the Premises pursuant to the authority herein granted, then Landlord shall have the right to (i) keep in place and use, or (ii) remove and store, all of the furniture, fixtures and equipment at the Premises, including that which is owned by or leased to Tenant at all times prior to any foreclosure thereon by Landlord or repossession thereof by any other lessor thereof or third party having a lien thereon. Landlord also shall have the right to relinquish possession of all or any portion of such furniture, fixtures, equipment and other property to any person ("Claimant") who presents to Landlord a copy of any instrument represented by Claimant to have been executed by Tenant (or any predecessor of Tenant) granting Claimant the right under various circumstances to take possession of such furniture, fixtures, equipment or other property, without the necessity on the part of Landlord to inquire into the authenticity or legality of said instrument. The rights of Landlord herein stated shall be in addition to any and all other rights that Landlord has or may hereafter have at law or in equity; and Tenant stipulates and agrees that the rights herein granted Landlord are commercially reasonable.

I.         All Sums Constitute Rent. Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as rent, shall constitute rent.

J.         Landlord Not Obligated to Other Parties. This is a contract under which applicable law excuses Landlord from accepting performance from (or rendering performance to) any person or entity other than Tenant.

K.         Landlord Default. If Landlord fails to perform any of its obligations hereunder within thirty (30) days after written notice from Tenant specifying such failure, Tenant's exclusive remedy shall be an action for damages. Unless and until Landlord fails to so cure any default after such notice, Tenant shall not have any remedy or cause of action by reason thereof. All obligations of Landlord hereunder will be construed as covenants, not conditions; and all such obligations will be binding upon Landlord only during the period of its possession of the Premises and not thereafter. The term "Landlord" shall mean only the owner, for the time being of the Premises, and in the event of the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all covenants and obligations of Landlord thereafter accruing, but such covenants and obligations shall be binding during the Term upon each new owner for the duration of such owner's ownership. Notwithstanding any other provision hereof, Landlord shall not have any personal liability hereunder.

20.         MORTGAGES. Tenant accepts this Lease subject and subordinate to any mortgages and/or deeds of trust now or at any time hereafter constituting a lien or charge upon the Premises or any ground lease, and all renewals, increases and rearrangements thereof, whether or not a novation of the secured debt may occur in connection therewith (herein, a “Mortgage”); provided, however, that if the holder of any Mortgage (a “Mortgagee”) elects to have Tenant's interest in this Lease superior to any such Mortgage, then by written notice to Tenant from the Mortgagee, this Lease shall be deemed superior to the lien created by that Mortgage. In the event of any foreclosure of any such lien or mortgage, Tenant agrees to attorn to the Mortgagee or other purchaser at foreclosure, upon demand. Notwithstanding anything to the contrary contained herein, Tenant agrees that this Lease shall be subordinate to any future Mortgage placed against the Premises, and that it will attorn to the future Mortgagee, only if the Mortgagee agrees with Tenant in a subordination, non-disturbance and attornment agreement (an “SNDA Agreement”), in the Mortgagee’s then standard form, that Tenant’s right to use and occupy the Premises under the terms of this Lease will not be deprived as a result of a termination or foreclosure of such Mortgage so long as Tenant is not then in default under this Lease; provided, however, that Tenant acknowledges and agrees that such SNDA Agreement may contain, among other terms and conditions required for obtaining such Mortgage (i) any provision (or the substantial equivalent thereof) contained in any previous SNDA Agreement executed by Tenant (or any predecessor Tenant hereunder), (ii) a provision requiring that notices of Landlord default be given to the Mortgagee and the Mortgagee allowed a reasonable time in addition to Landlord’s cure period hereunder to cure such default before Tenant shall be entitled to take its remedies hereunder or by law, (iii) a provision stating that the terms of the Mortgage govern over any conflicting provision of this Lease pertaining to the Mortgagee’s obligation to make insurance or condemnation proceeds available for reconstruction of any part of the Premises, (iv) provisions by which such Mortgagee or successor-in-interest upon foreclosure is agreed not to be bound by (a) any payment of rent or additional rent for more than one (1) month in advance, including prepayment in the nature of security for the performance by Tenant of its obligations under this Lease (unless actually received by such successor in interest), (b) any obligations of Landlord to construct improvements, (c) any amendment or modification of this Lease (or implied waiver of Tenant’s obligations) made without the written consent of such trustee or such beneficiary or such successor in interest, (d) any representations or defaults by any prior Landlord, and (e) any other matters that such Mortgagee is not directly responsible for causing, as such Mortgagee may specify, and/or (v) such other provisions and protections as such Mortgagee may request that are reasonably customary in the commercial mortgage lending community at the time. Tenant, at any time hereafter on demand by Landlord, shall promptly execute and deliver to Landlord, in any event within ten (10) days of such demand, an SNDA Agreement meeting the above criteria or in any other commercially reasonable form.

21.         MECHANIC'S LIENS. Tenant has no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind the interest of Landlord or Tenant in the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises and that it will save and hold Landlord harmless from any and all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of Landlord in the Premises or under the terms of this Lease. Tenant agrees to give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises, and to cause the release of such lien claim or filing claiming with respect to work done by, through or under Tenant or any occupant of the Premises immediately upon Landlord’s demand or prior to institution of any suit to foreclose such lien, whichever is sooner.

22.         COMPLIANCE WITH LAWS AND RESTRICTIONS. Tenant shall comply throughout the Term with all orders, ordinances, regulations and laws of the municipal corporation and other governmental authorities that are applicable to the Premises and/or Tenant's use of the Premises, whether requiring alterations or improvements of a capital nature or otherwise, and with all applicable deed and other restrictions; provided, however, that if a Uniform Mandatory Change (as hereinbelow defined) shall occur during the Term of this Lease, then (i) Tenant shall give Landlord prompt written notice of such Uniform Mandatory Change, (ii) Landlord will proceed with reasonable diligence after receipt of such notice to design, finance (at Landlord’s option), permit and construct or install the capital improvement required by the Uniform Mandatory Change, and (iii) from and after the date of Landlord’s substantial completion of the capital improvement work required by the Uniform Mandatory Change, the monthly Base Rental hereunder shall be automatically increased by an amount equal to the total cost of such capital improvement work incurred by Landlord divided by the number of months in the useful life of such improvement as reasonably determined by Landlord, but in any event not longer than the remaining useful life of the building for purposes of GAAP, or the actual practical remaining useful life if shorter. Landlord shall not be liable or responsible in any manner for reasonably necessary disruption to Tenant’s business operations at the Premises on account of the performance of the Uniform Mandatory Change, and under no circumstance shall any work by Landlord or its contractor(s) on any Uniform Mandatory Change ever give rise to an abatement of rent or a right on the part of Tenant to terminate this Lease. At Landlord’s option, Landlord may require that Tenant (after Landlord’s reasonable approval of plans therefor) make the alteration or improvement required by the Uniform Mandatory Change and reimburse Tenant for such work upon Tenant’s completion thereof in a good and workmanlike manner, in compliance with all laws, and lien free for the required mechanic’s or materialmen’s lien claim or filing period (but subject to the increase in Base Rental the same as provided above for the situation in which Landlord makes such alteration or improvement by its own contractors). For purposes hereof, a “Uniform Mandatory Change” means (A) a capital improvement that is required to be made to the Premises to comply with new legal requirement as to which compliance of the Premises is mandatory, if (B) the new legal requirement is of uniform applicability to all similar buildings in the same jurisdiction, and not a requirement that is peculiar to Tenant’s particular use, industry, products or operations. Notwithstanding the foregoing, however, upon receipt of a notice from Tenant that a Uniform Mandatory Change is required to the Premises, Landlord may contest the applicability of such law to the Premises by whatever means Landlord determines to be appropriate, and to whatever level of appeal, and only comply therewith upon final judgment adverse to Landlord’s position, so long as Tenant’s use and occupancy of the Premises for its operations consistent with the permitted use herein are not materially disrupted or interfered with during the pendancy of such protest or contest of such law by Landlord. Tenant shall further comply with any licensing or permitted requirements applicable to the operation of its specific business (“Business Licenses”), the cost and availability of which and requirements for which are not warranted or represented by Landlord in any respect. Tenant is responsible for having verified that the regulations and restrictions affecting the Premises permit its use and any other desired Permitted Use by Tenant. The Permitted Use shall be subject to any and all other specific restrictions on use stated elsewhere in this Lease, and all risk of obtaining Business Licenses and compliance with regulations and restrictions are Tenant’s sole risk.

23.         MISCELLANEOUS.

A.         Construction; Headings. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

B.         Successors and Assigns. The terms, provisions and covenants and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon, the parties hereto and upon their respective heirs, executors, personal representatives, legal representatives, successors and assigns, except as otherwise herein expressly provided. Landlord shall have the right to transfer and assign, in whole or in part, its rights and obligations in the building and property that are the subject of this Lease. Tenant agrees to furnish to Landlord, promptly upon demand, a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of Tenant to enter into this Lease.

C.         Force Majeure. Landlord shall not be held responsible for delays in the performance of its obligations hereunder when caused by material shortages, acts of God, labor disputes or other events of force majeure.

D.         Tenant Estoppels. Upon request therefor, Tenant agrees to execute and deliver to Landlord, or any party designated by Landlord, within ten (10) business days, an Estoppel Certificate in the form attached hereto at Exhibit B. Exceptions to Landlord performance must be detailed in writing and attached to and made a part of the requested Estoppel Certificate within the same 10 business-day time period.

E.         Merger; Amendment. This Lease constitutes the entire understanding and agreement of Landlord and Tenant with respect to the subject matter of this Lease, and contains all of the covenants and agreements of Landlord and Tenant with respect thereto. Landlord and Tenant each acknowledge that no representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations not expressly set forth in this Lease are of no force or effect. This Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

F.         Survival; Delivery Up of Possession at End of Term. All obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of the Term of this Lease shall survive the expiration or earlier termination of the Term hereof, including, without limitation, all payment obligations with respect to taxes and insurance and all obligations concerning the condition and repair of the Premises. Upon the expiration or earlier termination of the Term hereof, and prior to Tenant vacating the Premises, Tenant shall pay to Landlord any amount reasonably estimated by Landlord as necessary to put the Premises, including, without limitation, all heating and air conditioning systems and equipment therein, in good condition and repair, reasonable wear and tear excluded. Tenant shall also, prior to vacating the Premises, pay to Landlord the amount, as estimated by Landlord, of Tenant's obligation hereunder for real estate taxes and insurance premiums for the year in which the Lease expires or terminates. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant hereunder, with Tenant being liable for any additional costs therefor upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied as the case may be. In the year that this Lease terminates, Landlord, in lieu of waiting until the close of the calendar year, in order to determine any excess additional rentals as set forth in Paragraph 2, has the option to charge Tenant for Tenant's proportionate share of the additional rentals set forth in Paragraph 2 based upon the previous year's expenses therefor plus ten percent (10%). Any Security Deposit held by Landlord shall be credited against the amount payable by Tenant under this Paragraph 23F if not otherwise utilized by Landlord to pay repair or other liabilities of Tenant.

G.         Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the Term of this Lease, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

H.         Brokers. Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction other than Landlord's Broker specified in the Basic Lease Terms, if any, and Tenant's Broker specified in the Basic Lease Terms, if any (collectively, the "Brokers"), and Tenant agrees to indemnify and hold harmless Landlord from and against any claims by any broker, agent or other person (other than Brokers) claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction.

I.         Identity of Parties' Representatives. If and when included within the term "Landlord," as used in this instrument, there is more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of a notice specifying some individual at some specific address for the receipt of notices and payments to Landlord. If and when included within the term "Tenant," as used in this instrument, there is more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of a notice specifying some individual at some specific address within the continental United States for the receipt of notices and payments to Tenant. All parties included within the terms "Landlord" and "Tenant," respectively shall be bound by notices given in accordance with the provisions of Paragraph 24 hereof to the same effect as if each had received such notice.

J.         Governing Law. This Lease shall be enforced, construed and interpreted under the laws of the State of Texas.

K.         Time of Essence. Time is of the essence in all matters of performance by each of the parties hereto; and all due dates, time schedules, and conditions precedent to exercising a right shall be strictly adhered to without delay except where otherwise expressly provided.

L.         Financial Information. Tenant shall at any time and from time to time during the Term of the Lease, within fifteen (15) days of written request by Landlord, deliver to Landlord such financial information concerning Tenant and Tenant’s business operations as may be reasonably requested by Landlord; provided, however, that Tenant shall have no obligation to provide any such information as to Tenant, as applicable, so long as (i) the Tenant is a company whose shares are traded on the NYSE, AMEX or NASDAQ stock exchange, and (ii) current financial statements of Tenant (consolidated only with the relevant financial information of its controlled subsidiaries as required by GAAP), audited and certified by an independent certified public accounting firm, are posted on “EDGAR,” the “Home Page” of such Tenant, or other electronic resource that is available, without charge, to the general public (but if such posting is other than on EDGAR, Tenant shall promptly, within the above 15-day period, respond to Landlord’s request hereunder for financial information by providing written notice to Landlord of the Home Page or public website for Tenant on which such information exists and from which it may be retrieved without charge). The relief of Tenant from the obligation to provide information pursuant to the foregoing are intended to and shall apply independently to Tenant, such that Tenant’s obligations to deliver such information continues as to Tenant only if one of them, but not both, qualifies for the foregoing exemption. Each party who is either primarily, jointly and severally, or even secondarily liable on this Lease, for example, prior party’s who signed or assumed this Lease as “Tenant” who may no longer occupy the Premises, are obligated with regard to provision of this information the same as “Tenant” for purposes hereof, but are entitled to the same exemption for public companies as provided above. If Tenant is required to but still fails to provide such information when required, then, without limiting any other remedy that Landlord may have for such failure, Landlord may thereupon declare an Event of Default by reason thereof. For purposes hereof, “EDGAR” means the Securities and Exchange Commission’s Electronic Data Gathering, Analysis, and Retrieval system, and any successor system that is available to the public without charge, and “Home Page” means the internet website home page of Tenant and any successor equivalent electronic site available to the public without charge.

24.         NOTICES. Any notice, communication, request, reply, or advice (hereinafter severally and collectively called "notice") provided for or permitted to be given, made, or accepted by either party to the other pursuant to this Lease must be in writing, and must, unless otherwise in this Lease expressly provided, be given or be served either (i) by depositing the same in the United States mail, postage prepaid, addressed to the party to be notified, by certified mail with return receipt requested, (ii) by delivering the same by hand delivery or private courier service to the notice address of such party, addressed to the party to be notified, or (iii) transmitted by facsimile (telecopy) transmission at the then-effective notice telecopy number for the party if a copy of such notice is sent by U.S. First-Class mail to the party, postage prepaid and properly addressed, no later than the next postal business day after the telecopy notice is sent. Notice deposited in the mail in the manner hereinabove described shall be deemed given and received for all purposes hereof, unless otherwise stated in this Lease, on the third (3rd) postal business day after it is deposited in the care or custody of the United States Postal Service, or upon actual receipt at the addressee’s effective notice address, whichever is earlier (actual receipt being deemed the date of first attempted delivery if the first attempted delivery is not successful). Notice given by telecopy is deemed given and received only if followed by mail notice as described above, and only upon electronic confirmation by the sender’s telecopy equipment that the notice was successfully transmitted; provided, however, that notice given by telecopy after 6:00 p.m. on a business day, or on a non-business day (Saturday, Sunday or holiday) is not deemed given until the next following business day. Notice given in any other manner shall be effective only if and when delivered at the designated notice address of the party to be notified (if not left with a receptionist at such address, then left in a secure location reasonably thought to be a place where after-hours deliveries will be found upon opening for business at such address the next following business day – but not left in a building lobby of a multi-tenant building in which the address of the recipient is a particular suite), addressed to the appropriate person as herein specified. The initial notice addresses of the parties for purposes of this Lease are as set forth in the Basic Lease Terms. The parties hereto and their respective heirs, successors, legal representatives, and assigns, shall have the right from time to time and at any time to change their respective notice addresses for purposes hereof to any address within the continental United States, by giving at least fifteen (15) days’ prior written notice to the other party delivered in compliance with this Paragraph. Notwithstanding the foregoing, all rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at the address for Landlord set forth herein or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant's obligation to pay rent and any other amounts to Landlord under the terms of this Lease shall not be deemed satisfied until such rent and other amounts have been actually received by Landlord.

25.         LANDLORD’S LIEN. In consideration of the mutual benefits arising under this Lease, Tenant herein grants to Landlord a lien and security interest on Tenant's furniture, equipment, machinery and furnishings now or hereafter placed in or upon the Premises and such property shall be and remain subject to such lien and security interest of Landlord for payment of all rental and other sums agreed to be paid by Tenant herein. The provisions of this paragraph relating to such lien and security interest shall constitute a security agreement under the Texas Uniform Commercial Code so that Landlord shall have and may enforce a security interest on such property of Tenant. Tenant, as debtor, agree to execute such financing statement or statements as Landlord may now or hereafter reasonably request in order that such security interest or interests may be perfected pursuant to the Uniform Commercial Code, or Landlord may make such filing without Tenant’s signature if Tenant’s signature is not required by the law of the jurisdiction applicable to the filing. Landlord, as secured party, shall be entitled to all of the rights and remedies afforded a secured party under the Texas Uniform Commercial Code in addition to and cumulative of the landlord's liens and rights provided by applicable laws or by the other terms and provisions of this Lease. Upon request by Landlord, Tenant agrees to execute and deliver to Landlord (or Landlord may file without Tenant’s signature if allowed in the applicable jurisdiction) a financing statement in form sufficient to perfect the security interest of Landlord in the aforementioned property and proceeds thereof under the provision of the Uniform Commercial Code (or corresponding state statute or statutes) in force in the state in which the Premises is located, as well as any other state the laws of which Landlord may at any time consider to be applicable.

26.         HAZARDOUS MATERIALS.

A.         Hazardous Materials Use Restricted; Permitted Materials. Tenant shall not use the Premises for the generation, storage (above or below ground) or disposal of any Hazardous Material (as hereinbelow defined), except for storage of Permitted Materials (as hereinbelow defined), and shall remain in compliance with all requirements of Environmental Law (as defined herein), including, without limitation, requirements, orders and regulations of the Texas Commission on Environmental Quality and the Environmental Protection Agency. “Hazardous Materials” mean all substances regulated by any Environmental Law, and shall include, but is not limited to (i) asbestos, (ii) petroleum, (iii) any explosive, toxic and radioactive materials, wastes or substances, or (iv) any substances defined as “hazardous substances” or “toxic substances” in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42. U.S.C. §9601, et seq., the Hazardous Materials Transportation Act (49 U.S.C. §1802), as amended, the Resource Conservation and Recovery Act (42 U.S.C. §6901), as amended, or any other Environmental Law. “Environmental Laws” means the foregoing named statutes and every other federal, state or local law regulating the generation, disposal or release into the environment of materials or substances deemed hazardous to human health, wildlife and/or the environment. For purposes hereof, the term “Permitted Materials” means the following Hazardous Materials:

(1)         the following items used on the Premises to the extent the same are used as an incidental part of the primary business of Tenant conducted on the Premises: (i) cleaners and cleaning supplies of a household nature; and (ii) office supplies (such as, but not limited to, toner cartridges, white-out and similar items); and

(2)         Hazardous Materials kept and used on the Premises as reasonably necessary and convenient for the conduct of the Permitted Use.

B.         Use of Permitted Materials. All such Permitted Materials shall be used and stored on the Premises only in compliance with all applicable laws and regulations pertaining thereto (including Environmental Laws), and in the manner recommended by the product manufacturers or industry experts to reasonably minimize the possibility of release (“Recommended Practices”), and shall be disposed of only off the Premises (in compliance with all applicable laws and regulations applicable thereto). If Landlord believes Tenant to be in violation of Recommended Practices in connection with its handling or use of Permitted Materials based on review by and written recommendations of a third-party consultant engaged by Landlord, but has no reason to believe Tenant is in violation of Environmental Laws in regard to such handling or use thereof, Landlord shall (if it desires to press the issue) give Tenant written notice thereof and a copy of such third-party consultant’s recommendation, and Tenant shall, within ten (10) days thereafter if it desires to contest such finding, dispute such finding by submitting to Landlord a written response from a third party consultant retained by Tenant indicating how and why it disputes the findings of Landlord’s consultant regarding Recommended Practices. If Tenant does not timely so contest such finding by Landlord, then Tenant will comply with and conform to (as a minimum) the Recommended Practices as indicated by Landlord’s consultant. If Tenant timely so contests Landlord’s notice and finding, then a third consultant (who has not done business with Landlord and its affiliates within the past 180 days) shall be selected by Landlord and upon rendering of a decision by such third consultant, that decision shall be binding in terms of the Recommended Practices at issue and Tenant will promptly comply therewith after receipt of such third consultant’s written report. Tenant shall not be in violation of this Lease simply by reason of an allegation of violation of Recommended Practices unless and until a finding binding on Tenant is rendered pursuant to the above process (including Tenant’s deemed waiver of findings of Landlord’s consultant) and Tenant fails to promptly comply with such binding finding, but nothing in Tenant’s compliance with Recommended Practices shall ever excuse any actual violation by Tenant of Environmental Laws. Nothing herein shall impede Landlord’s right to immediately proceed with injunctive action to prevent an imminent threat of contamination of the Premises with Hazardous Materials without Landlord being obligated to await any determination of Recommended Practices.

C.         Limitations on Certain Specific Operations. Notwithstanding the foregoing or any other provision of this Lease, however (i) under no circumstances shall Tenant ever install underground storage tanks on, in, upon or within any part of the Premises, and (ii) in connection with any assignment or subletting by Tenant that requires Landlord’s consent under this Lease (any assignment or subletting not requiring such consent shall be on the condition that such assignee or sublessee comply with this provision as written), Tenant must deliver to Landlord, with its request for Landlord approval of such subletting or assignment transaction, the types and maximum quantities of Hazardous Materials that such Tenant will desire to be allowed to have on the Premises (except those of the types specified in clauses (i) and (iii) of paragraph A.(1), above, and Landlord may withhold its approval of such assignment or subletting transaction in its absolute discretion if the types or quantities of Hazardous Materials involved in the business of the proposed sublessee or assignee pose, in Landlord’s good faith judgment, a materially greater exposure to environmental risk than the activities that previously were (or continue to be) conducted by Tenant (or its Permitted Transferees) at the Premises.

D.         Tenant Use of Other Hazardous Materials. In addition, Landlord and Tenant agree that Hazardous Materials other than the Permitted Materials may be kept and used (but not disposed of, released or leaked) upon the Premises only if such additional Hazardous Materials are given the written approval of Landlord, which approval shall be deemed to be provided if Landlord does not object in writing within ten (10) business days of Tenant’s written request for approval accompanied by any applicable material safety data sheets regarding said Hazardous Material as well as a written description of the maximum amount of such substance to be brought upon or into the Premises and the common and recognized chemical name of such Hazardous Material and the reason for Tenant needing to store such Hazardous Materials that are not Permitted Materials (but Landlord’s approval shall only extend to the maximum anticipated quantity referenced in Tenant’s request for approval). Landlord’s approval of use or storage by Tenant of additional Hazardous Materials will not be unreasonably withheld if, in Landlord’s good faith judgment, the nature or quantity of new Hazardous Materials proposed to be brought, stored or used on the Premises do not materially change the environmental risks and exposures of Landlord or the Premises from that contemplated by the types and quantities of Hazardous Materials identified as Permitted Materials herein. If the nature and extent of environmental exposure is materially different, then, among Landlord’s other conditions or qualifications to approval and right to deny approval, Landlord may impose a requirement for pollution liability insurance coverages in form acceptable to Landlord in its sole and exclusive judgment.

E.         Tenant Breaches; Indemnity. If Tenant breaches the obligations set forth in this Paragraph 26, or if the presence of Hazardous Material in the Premises occurs by reason of Tenant’s use or any act or omission of Tenant, its employees, agents, contractors, invitees, sublessees (as permitted herein) or affiliates, or if contamination of the Premises by Hazardous Material otherwise occurs from any source or for any reason other than (i) contamination of the Premises existing prior to the Commencement Date hereof not caused by Tenant, (ii) contamination of the Premises by Hazardous Material brought onto the Premises by Landlord (or its employees, agents, contractors or affiliates) after the date hereof, or (iii) contamination of the Premises by actions of a third party for whom Tenant is not otherwise responsible under this sentence and Tenant took all reasonable precautions and gave Landlord prompt notice of any threat of contamination from a third party that comes to its attention during the Term hereof, then Tenant shall be strictly liable to Landlord for any contamination or legal violation arising therefrom, and shall indemnify, defend and hold harmless Landlord, its partners, and its and their respective agents, employees, shareholders, directors, officers and affiliates, from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses, including, without limitation, diminution in value of the Premises, attorney’s fees and costs of suit or defense of claims, consultant fees and expert fees, which arise during or after the Term of this Lease as a result of such Hazardous Material being present upon, released upon or within or released from the Premises from such sources and causes for which Tenant is liable hereunder, REGARDLESS OF WHETHER THE CAUSE OF SUCH RELEASE IS, IN WHOLE OR IN PART, THE NEGLIGENCE OF LANDLORD, ITS AGENTS, EMPLOYEES, SERVANTS OR OTHERS FOR WHOSE ACTS IT MIGHT OTHERWISE LEGALLY BE LIABLE. This indemnification of Landlord by Tenant shall survive expiration or termination of this Lease and includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state, or local governmental agency or political subdivision because of Hazardous Material present in, on or under the Premises. Without limiting the foregoing, if the presence of any Hazardous Material caused or permitted by Tenant results in any contamination of the Premises, Tenant shall promptly take all actions, at its sole expense, as are necessary to return the Premises to the condition existing prior to the introduction of any such Hazardous Material; provided that Landlord's approval of such actions shall first be obtained.

27.         NO LANDLORD OBLIGATION TO PROVIDE SECURITY.

A.         Release and Indemnity. Neither Landlord nor its property management agent shall have any liability to Tenant or any third party whomsoever, including, without limitation, Tenant's employees, offi‐cers, agents, representatives, contractors, customers, invitees or licensees, for damage, injury or loss to persons or prop‐erty resulting from criminal activ‐ity occurring upon the Premises, or ad‐jacent thereto, whether such crimi‐nal activity is by other tenants, their em‐ployees, agents, officers, representa‐tives, customers, invitees, licensees, con‐tractors or others, or is by any third parties whomsoever. Tenant shall fully insure itself, as it may deem appropri‐ate, to protect itself from claims for any such possible injury, loss or damage to persons or property resulting from crim‐inal activity, including claims as‐serted by its employees, agents, officers, representatives, customers, invitees, licensees and contractors. Tenant shall indemnify, defend and hold harmless Landlord and its property management agent from and against any claims for damage, loss or injury to persons or property as‐serted by Tenant's employees, agents, officers, representatives, customers, in‐vitees, licensees or contractors resulting from any such criminal activity, WHETHER BASED ON ALLEGED NEGLIGENCE OF LANDLORD OR OTHERWISE.

B.         Tenant's Rights to Provide Security. Subject to Landlord's prior written approval, which shall not be unreasonably withheld, Tenant may at its cost take whatever precautions may be necessary in, about and around the Premises to protect its employees, officers, agents, representatives, customers, visitors, contractors, suppliers, invitees and licensees from criminal activity when on the Premises, or in the vicinity thereof, but nothing herein shall be deemed or construed as an undertaking or obligation enforceable against Tenant by any such third party. Tenant shall be responsible for informing itself as to the risk of crime from time to time on and in the vicinity of the Premises and Tenant shall not rely on Landlord to obtain, monitor or disseminate such crime information. Any dissemination of crime information by Landlord or its management agent shall be without obligation or liability on the part of Landlord or its management agent to do so in the future, and neither Landlord nor its management agent shall have liability or responsibility for the accuracy or completeness of any such information as the parties understand and acknowledge that such information shall be from sources the reliability of which Landlord does not undertake to verify or investigate. Tenant is in an equal position to Landlord in terms of its ability to investigate or obtain further verification of the facts surrounding any particular crime reported by Landlord or otherwise coming to the attention of Tenant.

28.         INDEPENDENT OBLIGATIONS; WAIVER. TENANT HEREBY AGREES, AS A MATERIAL PART OF THE CONSIDERATION FOR LANDLORD'S ENTERING INTO THIS LEASE, THAT LANDLORD HAS MADE NO WARRANTIES TO TENANT (OR ANY OF TENANT'S EMPLOYEES OR AGENTS) REGARDING THE CONDITION OF THE PREMISES OR ANY PART THEREOF, EITHER EXPRESS OR IMPLIED, AND LANDLORD HEREBY EXPRESSLY DISCLAIMS ANY WARRANTY (INCLUDING ANY IMPLIED WARRANTY) THAT THE PREMISES ARE SUITABLE FOR TENANT'S INTENDED USE THEREOF. TENANT AGREES THAT TENANT'S OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE PREMISES OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER, BUT THAT TENANT WILL CONTINUE TO PAY RENT WHEN DUE HEREUNDER, WITHOUT ABATEMENT, SET‑OFF OR DEDUCTION, NOTWITHSTANDING ANY BREACH OR ALLEGED BREACH BY LANDLORD OF ANY OF ITS EXPRESS OBLIGATIONS UNDER‐TAKEN IN THIS LEASE.

29.         NO MEMORANDUM OF LEASE UNLESS REQUIRED BY LANDLORD. Tenant agrees, if so requested by Landlord, at any time to execute a Memorandum of Lease in recordable form setting forth the names of the parties, the Term of the Lease (stating declaration of commencement of the Term), and the description of the Premises, which Landlord may record in order to give record notice to third parties of this Lease. Except at Landlord's request pursuant hereto, Tenant shall never file in the Real Property Records or other public records of the county in which the Premises are located any memorandum, affidavit, notation or evidence of this Lease, and violation of this covenant by Tenant shall be an Event of Default which is not subject to any requirement of notice from Landlord or opportunity of Tenant to cure the same before Landlord pursues its remedies.

30.         ABSOLUTE LIMITATION ON LANDLORD'S LIABILITY. Notwithstanding anything to the contrary or apparent contrary in this Lease, Tenant specifically agrees to look solely to Landlord's interest in the Premises for the recovery of any judgment from Landlord, it being agreed that Landlord shall never be personally liable for any such judgment. Tenant hereby expressly waives any right to recover for any claims against Landlord to the extent not recoverable from Landlord's interest in the Premises, WHETHER BASED ON LANDLORD'S ALLEGED NEGLIGENCE, BREACH OF CONTRACT OR OTHERWISE. The foregoing is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain in‐junctive relief against Landlord or Landlord's successors in interest, or any other action not involving the personal liability of Landlord to respond in monetary damages from assets other than Landlord's interest in the Premises or any suit or action in connection with enforcement or collection of amounts which may become owing or payable under or on account of insurance maintained by Landlord.

[END OF PAGE, SIGNATURES COMMENCE ON FOLLOWING PAGE]

NOTICE: NO PERSON OTHER THAN THE INDIVIDUAL SIGNING BELOW AS THE AUTHORIZED REPRESENTATIVE OF LANDLORD MAY BIND LANDLORD TO ANY AGREEMENT WHATSOEVER, AND ANY ORAL OR VERBAL REPRESENTATIONS, STATEMENTS, PROMISES OR AGREE‐MENTS OF ANY OTHER PERSON (REGARDLESS OF WHETHER PURPORTING TO REPRESENT OR APPARENTLY REPRESENTING LANDLORD) SHALL NOT BE BINDING ON LANDLORD UNLESS EXPRESSLY CONTAINED IN THIS LEASE.

IN WITNESS WHEREOF, THE PARTIES HAVE EXECUTED THIS LEASE ON THE DATES SET FORTH BELOW, TO BE EFFECTIVE AS OF THE EFFECTIVE DATE OF THIS LEASE.

EXECUTED BY LANDLORD, as of the Effective Date.

DANBURY PROPERTY COMPANY LLC

By:  /s/ Marty Alan Janak

Marty Alan Janak, its President

EXECUTED BY TENANT, as of the Effective Date.

FRONT LINE POWER CONSTRUCTION, LLC

By: /s/ William J. Clough

Print: William J. Clough

Title: Executive Chairman & CLO

EXHIBIT A

Description of Premises

Dalton Investments Industrial Complex on 288 (A0560) Blk 1 Lots 1, 2, 5 & 6. Brazoria County, Texas, Tax Geographic ID: 3105‐0001‐001,3105‐0001‐002. 3105‐0001‐005 & 3105‐0001‐006.

EXHIBIT B

Form of Estoppel Certificate

Date: ___________________

Landlord: _____________________________

Tenant: _______________________________

Premises:         As stated in Industrial Triple Net Lease dated ___________________ between Landlord and Tenant

Addressee: ___________________________________

Tenant hereby certifies to Addressee as follows:

1.         Tenant understands and expects that Addressee is relying on the representations in this certificate.

2.         Tenant has accepted and is in possession of the Premises.

3.         All required improvements have been completed to the satisfaction of Tenant.

4.         The Lease term began on ___________________, and the termination date of the present term of the Lease, excluding unexercised renewal terms, is ___________________. Tenant has not sublet all or any portion of the Premises to any sublessee and has not assigned, transferred or encumbered any of its rights or interests under the Lease.

5.         Tenant has paid a security deposit in the amount of $_____________ to Landlord.

6.         The current monthly base rent is $_____________. Rent is currently paid through ___________________, and the next payment is due on ___________________. No rent has been paid more than thirty days in advance of its due date under the Lease.

7.         Tenant, as of this date, has no claim of offset against the rent.

8.         The Lease is valid, enforceable, and unmodified. The Lease represents the entire agreement between Landlord and Tenant with respect to the Premises and the land on which the Premises are situated.

9.         Except as provided by the Lease, Tenant has no outstanding options or rights to renew or extend the term of the Lease. Except as provided by the Lease, Tenant has no outstanding expansion options, other options, rights of first refusal or rights of first offer to lease or purchase with respect to all or any part of the Premises.

10.         To the best of Tenant’s knowledge, neither Landlord nor Tenant is in default in the performance of the Lease.

TENANT:

By:_________________________________

Its: _________________________________